SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2000

                        MERCHANTS NEW YORK BANCORP, INC.
               (Exact name of registrant as specified in charter)

Delaware                              0-22058                13-3650812
(State or other jurisdiction of       Commission File No.    (IRS employer
incorporation or organization)                               identification No.)

275 Madison Avenue, New York, N.Y.                              10016
(Address of principal executive office)                         (Zip Code)

       Registrant's telephone number, including area code: (212) 973-6600

Item 5. Other Events
--------------------

On October 30, 2000, the Registrant issued a press release reporting the results of its operations for its third fiscal quarter and the nine months ended September 30, 2000. The release reported that net income for the quarter rose 16% to $6,384,583, while earnings per fully diluted share were up 21% to $0.34, compared with $5,500,571 and $0.28 per diluted share in the third quarter of 1999. For the nine months, the release reported that net income was up 18.5% to $17,391,784, and earnings per fully diluted share were up 22.4% to $0.93, compared with the then-record $14,673,689 and $0.76 per fully diluted share for the first nine months of 1999.

The Registrant is also transmitting its regularly published quarterly report to stockholders, reporting the results of its operations for its third fiscal quarter and the nine months ended September 30, 2000.

Copies of the press release and the quarterly report to stockholders are respectively attached as Exhibits 99.1 and 99.2 to, and by this reference are incorporated in, this Current Report on Form 8-K.

Item 7. Exhibits
----------------

Exhibit No.                Description
-----------                -----------

Exhibit 99.1   Press Release dated October 30, 2000.

Exhibit 99.2   Quarterly Report to Stockholders

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   October 30, 2000

                                        MERCHANTS NEW YORK BANCORP

                                   By  /s/ William J. Cardew
                                      ------------------------------------------
                                      William J. Cardew
                                      Vice Chairman and Chief Financial Officer